UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GP Strategies Corporation

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The following is a communication by the chief executive officer of GP Strategies Corporation (“GP Strategies”) that was provided to employees of GP Strategies on July 15, 2021.

July 15, 2021

Colleagues:

Today marks the beginning of an exciting new chapter for GP Strategies. Moments ago, we announced that we have entered into a definitive agreement to be acquired by Learning Technologies Group, a leading provider of services and technologies for digital learning and talent management. At company-wide town halls tomorrow (Friday) at 6:00 am EST, 12:00 pm EST and 6:00 pm EST, Jonathan Satchell and I look forward to sharing more details with you about this combination, why we are so excited about it, and what this means for our company moving forward. Additionally, I will be hosting two town halls today for our leadership team. Please plan to join the town hall that is most convenient for your time zone. Invitations for these meetings will be going out momentarily. In the meantime, let me share a few highlights with you.

By joining Learning Technologies Group, we will be part of one of the world’s largest workforce transformation companies, with access to a larger client base, broader product and services offering, including additional technology products that we do not currently have in our portfolio, and a larger global footprint. This transaction accelerates Learning Technologies Group’s vision to be a global leader in workplace talent and learning, bringing together a unique and complementary mix of “best-in-class” products and services to help clients build the workforce capabilities they need to prosper now and in the future.

As you know, over the last year GP Strategies has focused on launching our new brand positioning as a workforce transformation partner. This process consolidated existing brands whose services fell under the workforce transformation story. Joining Learning Technologies Group further enables and enhances our workforce transformation story by providing meaningful new long-term opportunities for our team as part of a combined larger organization and enabling learning technologies that are needed to transform workforces. We expect it will it unlock substantial value and growth opportunities for both our employees and customers, driven by greater scale, diversity and balance across all products, services, and geographies.

As part of the Learning Technologies Group family, we will also gain access to Learning Technologies Group’s complementary best-in-class products and specialist services, enabling us to further accelerate our incremental account growth and strengthen revenue retention. We will also benefit from their best-in-class expertise on in operational excellence.

Learning Technologies Group recognizes the many strengths GP Strategies has as an organization, including our outstanding reputation in the industry, global client base, workforce development and learning expertise, and highly qualified workforce. This is a testament to the great company we have built together.

While today’s announcement is exciting, please keep in mind that this only marks the first step in a process. Until the transaction closes, which we expect will occur in the fourth quarter of 2021, subject to certain regulatory approvals, we will continue to operate as two separate companies and it remains business as usual here at GP Strategies. Although we do not expect to be fully integrated in 2021, ensuring a smooth transition upon transaction close is our highest priority, and we will be working closely with Learning Technologies Group over the coming months to finalize those plans. After the deal closes, we expect to maintain the GP Strategies brand while expanding our offerings and geographic reach.

During this time, as we work toward the transaction’s close, it is very important that you not comment on the transaction beyond what is in the press release. Not only do we want to convey a consistent message to all our stakeholders, but legally it is very important that we do not speculate about the transaction. For client-facing employees and those who regularly engage with our other stakeholders, we will be providing additional guidance and talking points. If you receive a question to which you do not know the answer, please email questions@gpstrategies.com. We welcome you to share the press release with anyone who asks about the transaction. We understand that there will be many questions, and we may not have all the answers immediately, but we can commit to providing regular updates to you and our stakeholders throughout this process.

If you have any questions, please email questions@gpstrategies.com. We may not have all the answers right away, but rest assured we will update you as information becomes available. In the meantime, I would encourage you to learn more about the announcement by reading a copy of our press release here, or watching a video for employees on our intranet, and of course, I look forward to speaking with you tomorrow at the town halls.

Lastly, I want to thank you all. Clearly Learning Technologies Group recognizes our many organizational strengths, and GP Strategies’ highly qualified workforce is our greatest strength. Your dedication does not go unnoticed, and I could not be more excited about our future.

Sincerely,

Adam Stedham

Chief Executive Officer of GP Strategies

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, GP Strategies will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to GP Strategies’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORTED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on GP Strategies’s website at www.gpstrategies.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to GP Strategies Corporation, Secretary, 70 Corporate Center, 11000 Broken Land Parkway, Suite 300, Columbia, Maryland, 21044, telephone: (443) 367-9600.

Participants in the Solicitation

GP Strategies and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of GP Strategies in connection with the proposed transaction. Information regarding GP Strategies’s directors and executive officers can be found in GP Strategies’s Form 10-K/A filed on April 30, 2021 and other documents subsequently filed by GP Strategies with the SEC. Additional information regarding the interests of GP Strategies’s directors and executive officers in the proposed transaction will be included in the proxy statement for proposed transaction described above when it becomes available. These documents are available free of charge at the SEC’s website at www.sec.gov and GP Strategies’s website at www.gpstrategies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including:

(1) conditions to the closing of the proposed transaction, including the obtaining of required regulatory or stockholder approvals, may not be satisfied; (2) the proposed transaction may involve unexpected costs, liabilities or delays; (3) the business of GP Strategies and Learning Technologies Group may suffer as a result of uncertainty surrounding the proposed transaction; (4) the outcome of any legal proceedings related to the proposed transaction; (5) GP Strategies and Learning Technologies Group may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (7) the ability to recognize benefits of the proposed transaction; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all; and (10) the risks described from time to time in GP Strategies’s reports filed with the SEC under the heading “Risk Factors,” including, without limitation, the risks described under the caption “Risk Factors” in GP Strategies’s Annual Report on Form 10‐K filed on March 12, 2021 and as amended April 30, 2021, and as may be revised in GP Strategies’s future SEC filings. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this current report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward‐looking statements. None of GP Strategies or Learning Technologies Group undertakes any obligation to revise or publicly release the results of any revision to these forward‐looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward‐looking statements.